UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 19, 2017

TRAQIQ, INC.

(Exact Name of Registrant as Specified in its Charter)

California (State or other jurisdiction of incorporation)	333-172658 (Commission File number)	30-0580318 (IRS Employer Identification No.)

201 Santa Monica Blvd, Suite 300, Santa Monica, CA 90401

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (425) 818-0560

Thunderclap Entertainment, Inc.

(Former name or former address, if changed since last report.)

Copies to:

Donald P. Hateley, Esq.

Hateley & Hampton

201 Santa Monica Blvd., Suite 300

Santa Monica, CA 90401-2224

Phone: (310) 576-4758

Fax: (310) 388-5899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

(a) Share Exchange Agreement. On July 26, 2017, TraqIQ, Inc. (the “Company”) filed a Form 8-K (the “8-K”) setting for the terms of the July 19, 2017 Share Exchange Agreement (the “Share Exchange Agreement”) with OmniM2M, Inc. (“OmniM2M”) and its shareholders (the “OmniM2M Shareholders”) and Ci2i Services, Inc. (“Ci2i”) and its shareholders (the “Ci2i Shareholders”) whereby the OmniM2M Shareholders and the Ci2i Shareholders agreed to exchange all of their respective shares in OmniM2M and Ci2i in exchange for 3,000,000 shares each of the Company’s common stock, par value $0.0001, effective upon the execution of the Share Exchange Agreement by all of the OmniM2M Shareholders and the Ci2i Shareholders. The Company referenced the Share Exchange Agreement as Exhibit 10.1; however, the Share Exchange Agreement was not filed as the Exhibit. Accordingly, it is filed herewith in this Form 8-K/A (the “8-K Amendment”).

The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

(b) 6% Convertible Promissory Notes and Note Purchase Agreements. On July 26, 2017, the Company filed the 8-K setting for the terms of the July 19, 2017, 6% Convertible Promissory Notes due on January 15, 2018 (the “Notes”) in the amount of $68,077 and the Note Purchase Agreements (the “NPA”) with two shareholders (the “Holders”), who had provided related party advances to the Company and who agreed to exchange their related party advances for the Notes. The Notes bear simple interest at 6% unless the Company defaults, which increases the interest rate to 10%. The Holders, at their option, can elect to convert the principal plus any accrued interest, in shares of the Company’s common stock at a conversion rate equal to eighty percent (80%) of the average closing share price as quoted on the OTC Markets for the five (5) trading days prior to the date of conversion.

The Company referenced the Notes and NPAs as Exhibit 4.1(a) and 4.1(b); however, the Notes and NPAs were not filed as the Exhibits. Accordingly, it is filed herewith in this 8-K Amendment.

The foregoing description of the Notes and the NPA is qualified in its entirety by reference to the NPA and Notes, copies of which are attached hereto as Exhibit 4.1(a) and 4.1(b) and incorporated into this Item 1.01 by reference.

Item 3.02: Unregistered Sales of Equity Securities

(a) As described above in Item 1.01, under (b) “6% Convertible Promissory Notes and Note Purchase Agreements,” we agreed to exchange the related party advances of two shareholders for the Notes.

In the sale and issuance of the Notes, no general solicitation was made either by the Company or by any person acting on our behalf. The transactions were privately negotiated, and did not involve any kind of public solicitation. No underwriters or agents were involved in the foregoing sales and issuances and the Company paid no underwriting discounts or commissions. The securities were acquired for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof, and contains customary restrictions on transfer. The issuances of the securities are exempt from registration under the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereunder, as a transaction by an issuer not involving any public offering.

The foregoing description of the Notes and the NPA is qualified in its entirety by reference to the NPA and Notes, copies of which are attached hereto as Exhibit 4.1(a) and 4.1(b) and incorporated into this Item 1.01 by reference.

Item 8.01 Other Events.

On July 26, 2017, the Company’s 8-K referenced a press release announcing the foregoing; however, the press release was never issued and therefore, no copy was filed as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Share Exchange Agreement dated July 19, 2017

4.1(a)*	Promissory Note and Note Purchase Agreement and Note, dated July 17, 2017 between the Company and Donald P. Hateley

4.1(b)*	Promissory Note and Note Purchase Agreement and Note, dated July 17, 2017 between the Company and Alena Borisova

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

TRAQIQ, INC.

Date: August 24, 2017	/s/ Ajay Sikka
Ajay Sikka
Chief Executive Officer